THIS NOTE, THE SHARES OF COMMON STOCK AND/OR OTHER SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE.

WHERIFY WIRELESS, INC.

10% Senior Convertible Promissory Note and Loan Agreement

Bridge Note No.: 1	February ___, 2007

FOR VALUE RECEIVED, Wherify Wireless, Inc., a Delaware corporation (collectively with all of its Subsidiaries, as defined in the SPA (as defined below), the “Company”) with its principal executive office at 200 Bridge Parkway, Suite 201, Redwood Shores, California 94065, promises to pay to the order of GPS Associates, LLC, a Delaware limited liability Company (the “Payee” or the “Holder of this Note”) or registered assigns on the earlier of (i) February 15, 2008 and (ii) if so elected by the Payee, upon consummation by the Company of a merger, combination or sale of substantially all of its assets or the purchase by a single entity or person or group of affiliated entities or persons of more than fifty (50%) percent of the voting stock of the Company (the “Maturity Date”), the principal amount of One Million Two Hundred Thousand Dollars ($1,200,000) (the “Principal Amount”) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof and shall be payable on the Maturity Date. Nothing in item (ii) of this paragraph shall be construed as the consent by the holder of this Note to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default, to pay to the holder of this Note, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note was issued to the Payee in connection with a private placement (the “Bridge Financing”) by the Company of this Note and a warrant (the “Investment Warrant”) to purchase 3,000,000 shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), pursuant to and in accordance with a Securities Purchase and Option Agreement dated the date hereof by and between the Company and the Payee (the “SPA”), a copy of which agreement is available for inspection at the Company’s principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the SPA. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the SPA with respect to the conditions and procedures for transfer of this Note. Reference to the SPA shall in no way impair the absolute and unconditional obligation of the Company to pay both principal hereof and interest hereon as provided herein.

1.  No Prepayment.  This Note may not be prepaid prior to the Maturity Date, except as provided in Section 6 herein.

2.  Investment Warrants. In consideration for the loan evidenced by the Note, the Company shall issue to the Holder of this Note the five (5) year Investment Warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $0.10 per share (the “Warrant Shares”). The Holder of this Note may at any time that this Note remains outstanding present that portion of the Note to the Company equal in face amount to the amount due in payment of the exercise price of all or any portion of the Investment Warrant, provided that, in connection therewith, any accrued interest in respect of surrender of a portion of the Note shall remain due and payable at the Maturity Date in the amount that had accrued to the exercise date of the Investment Warrant

3.  Computation of Interest.

A.  Base Interest Rate. Subject to Subsections 3.B and 3.C below, the outstanding Principal Amount shall bear interest at the rate of ten (10%) percent per annum.

B.  Penalty Interest. In the event that any then unpaid amount due on the Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to eighteen (18%) percent per annum from the date of default until repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 3.C below.

C.  Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

4.  Covenants of Company. For the purposes of this Section 4, the term “Company” shall include all of the Subsidiaries (as defined in the SPA).

A.  Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4.A, unless it has otherwise obtained the prior written consent of Laidlaw:

(i)  Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested;

(ii)  Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Company;

(iii)  Maintenance of Property. The Company will at all times maintain, preserve, protect and keep such property material to the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)  Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)  Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents, subject to the execution by such persons of a reasonable non-disclosure agreement;

(vi)  Underlying Securities. The Company agrees to keep reserved such number of shares of Common Stock as will permit full conversion of the Notes at any time or from time to time at the Conversion Price (as defined herein) and exercise of the Investment Warrants;

(vii)  Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

(a)  the occurrence of any Event of Default (as defined in Section 5 hereof), or an event of default under any document or instrument evidencing or governing any indebtedness of the Company and the delivery of any notice effecting the acceleration of any such indebtedness; and

(b)  the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Payee in writing which has been instituted or, to the knowledge of the Company, is threatened, against the Company or to which any of its properties, assets or revenues is subject which, if adversely determined, would reasonably be expected to have a material adverse effect on the Company; and

(c)  any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company to the Payee;

(viii)  Access. The Company will grant holders of this Note access to Company facilities and personnel during normal business hours and with reasonable advance notification. The Company will deliver to the Holders annual, quarterly financial statements and copies of other financial and other documents and/or information reasonably requested by the Holder.

B.  Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4.B unless it has otherwise obtained the prior written consent of all Holders:

(i)  Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving entity and no Event of Default shall occur as a result thereof) unless, in connection therewith, the Payee shall, at its election, either (1) receive the Maturity Date amount then due or (2) convert the Note pursuant to the provisions of Section 6.B hereof.

(ii)  Sales of Assets. Unless the Payee shall, at its election, either (1) receive the Maturity Date amount then due or (2) convert the Note pursuant to the provisions of Section 6.B hereof, the Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets (an “Asset Transaction”) to any person or entity, provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of:

(a)  capital goods that are obsolete or have no remaining useful life; or

(b)  finished goods inventories.

(iii)  Redemptions. The Company will not redeem or repurchase any outstanding securities of the Company;

(iv)  Indebtedness. The Company will not hereafter create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness except accounts payable incurred in the ordinary course of business, which is not expressly subordinated in right of payment and otherwise to the Notes.

(v)  Negative Pledge. The Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)  Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(b)  Liens of carriers, warehousemen, mechanics, materialman and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)  Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(d)  judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed;

(e)  Liens in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

(f)  Liens arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

(g)  Liens arising from any litigation or proceeds which is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made; and

(h)  Liens which secure indebtedness permitted by Section 4.B(vii).

(vi)  Investments. The Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000; provided, however, that nothing contained in this clause (vi) shall preclude the Company from making acquisitions for the purpose of expanding its business.

(vii)  Guaranteed Indebtedness. The Company shall not create, incur, assume and/or permit to exist any Guaranteed Indebtedness (as defined below) to any bank, lender, or any other person in connection with any credit facilities extended by such creditors to the Company and/or any of its Subsidiaries (as defined in the SPA), and/or in connection with any other contracts or agreements. “Guaranteed Indebtedness” shall mean as to any person, any obligation of such person guaranteeing any indebtedness, lease, dividend, or other obligation of any other person in any manner, including any obligation or arrangement of such person to (1) purchase or repurchase any such primary obligation, (2) advance or supply funds for the purchase or payment of any primary obligation or to maintain working capital or otherwise to maintain working solvency or any balance sheet condition; (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such obligation of the ability of the Company to make payment of such obligation; (4) protect the beneficiary of such arrangement from loss; or (5) indemnify the owner of such obligation against loss.

(viii)  Dividends. The Company will not accrue, declare or pay any cash dividends or distributions, whether accrued or otherwise, on its outstanding capital stock, provided, however, that nothing herein contained shall prevent the Company from effecting a stock split or declaring or paying any dividend consisting solely of shares of any class of Common Stock to the holders of shares of such class of Common Stock, provided that (i) such stock split or stock dividend is effected equally across all classes of Common Stock and (ii) the holder of the Note participates in such events as if the holder had converted the Note immediately prior to such event into the number of shares of Common Stock he would be entitled to receive if he had so converted;

(ix)  Subsidiaries. The Company will not make or create any direct and/or indirect subsidiaries.

(x)  The Company shall not provide and/or pay any cash bonus or other compensation to any of its employees, officers, directors and/or consultants in excess of what is expressly permitted in their respective employment agreements (or if no agreements are in place, other than what has been historically paid);

5.  Events of Default
.
A.  The term “Event of Default” shall mean any of the events set forth in this Section 5.A:

(i)  Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise.

(ii)  Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any material covenant set forth in Section 4.A, which default shall continue uncured for ten (10) business days after written notice from Payee.

(iii)  Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 4.B, which default shall continue uncured for ten (10) business days after written notice from Payee.

(iv)  Bankruptcy, Insolvency, etc. The Company shall:

(a)  generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

(b)  apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)  in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days;

(d)  permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(e)  take any corporate action authorizing, or in furtherance of, any of the foregoing;

(v)  Cross-Default. The Company shall default in the payment when due (including any applicable grace period) of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000 , which default shall continue uncured for three (3) business days;

(vi)  Cross-Acceleration. Any indebtedness for borrowed money of the Company or any subsidiary in an aggregate principal amount exceeding $100,000 (1) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or (2) shall not be paid as and when the same becomes due and payable including any applicable grace period;

(vii)  Judgments. A judgment which, with other such outstanding judgments against the Company and its subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $100,000, shall be rendered against the Company or any subsidiary and, within twenty (20) days after entry thereof, such judgment shall not have been vacated, discharged or otherwise satisfied or execution thereof stayed pending appeal, or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied; and

(viii)  Transaction Documents. The Company shall violate any material representation, warranty, covenant, agreement or obligation set forth in the SPA, the Registration Rights Agreement dated as of the date hereof among the Company, Payee and other purchasers of the Notes (the “Registration Rights Agreement”), and/or the Investment Warrant and such default is continuing for ten (10) business days after written notice from Payee.

B.  Action if Bankruptcy. If any Event of Default described in clauses (v)(a) through (d) of Section 5.A shall occur, the outstanding Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C.  Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (v)(a) through (d) of Section 5.A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holders may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of the Notes together with interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount (or any portion thereof so demanded), such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

D.  Remedies. In case any Event of Default shall occur and be continuing, the Payee may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder shall determine.

6.  Conversions and Exchange

A.  Mandatory Exchange. In the event that the Payee shall elect not to convert all of this Note, along will all other Notes issued in the Bridge Financing, in accordance with Section 6.B hereof, the remaining balance of Notes outstanding shall be converted or exchanged (the “Mandatory Exchange”) into shares of the Series A Convertible Preferred Stock, with the terms as set forth on Schedule 1.2(b) to the SPA (the “A Shares”), issued connection with completion of the Step II Offering as such is contemplated in the SPA.

B.  Optional Conversion. Notwithstanding anything to the contrary contained in Section 6 hereof or elsewhere, the Holder, at its sole option, shall have the right to convert from time to time, any and/or all of the Principal Amount and all accrued, but unpaid Interest into Conversion Shares, at the Conversion Price by submitting a written notice (the “Optional Conversion Election Form”), in the form of Exhibit A annexed hereto, electing to exercise its optional conversion rights (the “Optional Conversion”).

C.  Conversion Price. The number of Conversion Shares to be issued upon conversion of the Principal Amount pursuant to Section 6.B shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price (as defined in below). The term “Conversion Amount” means, with respect to any conversion of this Note, the Principal Amount to be converted. The “Conversion Price” shall be (subject to anti-dilution adjustments as provided in this Note) $0.10 per share.

D.  Conversion Mechanics

(i)  Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms of Section 6 of this Note, the Holder shall be required to physically surrender this Note (or any affidavit of lost Note) to the Company in order to receive the Conversion Shares due upon conversion of this Note by the Company.

(ii)  Delivery of Common Stock Upon Conversion. Upon receipt by the Company of this Note (or any affidavit of lost Note) and provided the Holder has converted this Note in accordance with the requirements of Section 6 of this Note, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares no later than five (5) business days after such receipt (the “Deadline”).

E.  Concerning the Conversion Shares. Conversion Shares may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Note and who is an accredited investor. Except as otherwise provided in the SPA, until such time as the Conversion Shares have been registered under the Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Conversion Shares can be sold pursuant to Rule 144 or Rule 144(k) or (iii) if the Conversion Shares are registered for resale under an effective registration statement filed under the Act Nothing in this Note shall limit the Company’s obligation under the Registration Rights Agreement. Failure to delivery certificates with the legend removed for Conversion Shares shall result in certain payments to the Holder as set forth in the SPA.

F.  Status as Shareholder. Upon submission of this Note by the Holder and the satisfaction of the Conversion Conditions by the Holder, (i) the shares covered thereby shall be deemed Conversion Shares and (ii) the Holder’s rights as a Holder of this Note shall cease and terminate, excepting only the right to receive certificates for the Conversion Shares and to any remedies provided herein or otherwise available at law or in equity that have then accrued to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all Conversion Shares prior to the second (2nd) business day after the expiration of the Deadline with respect to any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Company’s failure to convert this Note.

7.  Adjustment Of Conversion Price And Number Of Convertible Shares Issuable

A.  For purposes of this Section 7, “Convertible Security” means any stock or securities, directly or indirectly, convertible into or exchangeable for Common Equity (as hereinafter defined) , including without limitation any exchangeable debt securities; “Option” shall mean any rights or options to subscribe for or purchase Common Equity or Convertible Securities.

B.  If and whenever the Company issues or sells or, in accordance with Section 7.C, is deemed to have issued or sold, any share of Common Equity without consideration or for a net consideration per share less than $0.10 (as adjusted for stock splits, dividends, recapitalizations, reclassifications and other similar events), then immediately upon such issuance or sale, the Conversion Price shall be reduced to the price per share determined by dividing (i) an amount equal to the sum of (A) the number of shares of Fully Diluted Equity immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, and (B) the consideration, if any, received by the Company upon such issuance, by (ii) the total number of shares of Fully Diluted Equity immediately after such issuance.

Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price with respect to:

(i)  Common Stock issued or issuable upon conversion of the Note and/or this Warrant;

(ii)  Common Stock issued or issuable upon the conversion or exercise or exchange of options, warrants, rights and other securities or debt that is outstanding on the Original Issuance Date;

(iii)  Common Stock or securities convertible into Common Stock issuable upon the conversion or exercise of securities issuable to Laidlaw & Company (UK) Ltd.;

(iv)  Common Stock issuable pursuant to stock option plans which have been approved by the Corporation’s directors and shareholders, but only to the extent that the aggregate number of shares of Common Stock and securities providing for the right to acquire Common Stock, issued under all of such plans to all officers, directors and employees, does not, in any twelve (12) month period, exceed, in the aggregate, five percent (5%) of the total number of shares of Common Stock issued and outstanding at the beginning of such twelve (12) month period; and

(v)  Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, which are issued to any non-affiliated third party in connection with (A) the acquisition of all of the issued and outstanding equity interests of an unaffiliated corporation or other entity; (B) the merger of any such entity described in clause (A) immediately preceding into the Corporation, where the Corporation is the surviving entity; or (C) the acquisition by the Corporation of all or substantially all of the assets of any such entity described in clause (A) hereof; provided, however, that in any such case the transaction has been approved by the Corporation’s independent and disinterested directors.

C.  For purposes of this Section 7, “Common Equity” means all shares now or hereafter authorized of any class of common stock of the Company (including the Common Stock) and any other stock of the Company, however designated, authorized on or after the date hereof, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount, and “Fully Diluted Equity” means, with respect to the Company at any given time, (A) the number of shares of Common Equity actually outstanding at such time, plus (B) the maximum number of shares of Common Equity that are issuable upon the exercise, exchange or conversion of any unexpired right or unexpired option (including the Warrants) to subscribe for, to purchase or to receive Common Equity or other securities convertible into or exchangeable for Common Equity, including without limitation any exchangeable debt securities, regardless of whether any of the foregoing are actually exercisable at such time; provided, however, the number of shares of Common Equity outstanding at any given time shall not include shares, directly or indirectly, owned or held by or for the account of the Company.

D.  For purposes of determining the adjusted Conversion Price under Section 7.B above, the following shall be applicable:

(1)  CONSIDERATION. If any Common Equity, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be (i) in the case of any public offering of such securities for cash, the gross proceeds of such offering (without deduction for any underwriters discount) and (ii) in the case of any other issuance, sale or deemed issuance or sale for cash, the gross amount received by the Company therefor. In case any Common Equity, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration. In case any Common Equity, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Equity, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash shall be determined by the Company in good faith.

(2)  OPTIONS AND CONVERTIBLE SECURITIES. In the case of the granting or sale of any Option or Convertible Security (whether or not at the time convertible, exercisable or exchangeable):

(A)  the aggregate maximum number of shares of Common Equity deliverable, directly or indirectly, upon exercise of any Option shall be deemed to have been issued at the time such Option was granted and for a consideration equal to the consideration (determined in the manner provided in subsection (1) above), if any, received by the Company upon the issuance of such Option plus the minimum purchase price provided in such Option for the Common Equity covered thereby;

(B)  the aggregate maximum number of shares of Common Equity deliverable upon conversion of or in exchange for any such Convertible Security, or upon the exercise of any Option to purchase or acquire any Convertible Security and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such Convertible Security was issued or such Option was issued and for a consideration equal to the consideration, if any, received by the Company for any such Convertible Security and any related Option (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subsection (1) above), if any, to be received by the Company upon the conversion or exchange of such Convertible Security, or upon the exercise of any related Option to purchase or acquire any Convertible Security and the subsequent conversion or exchange thereof;

(C)  on any change in the number of shares of Common Equity deliverable, directly or indirectly, upon conversion, exercise or exchange of any such Option or Convertible Security or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Option or Convertible Security upon the basis of such change; and

(D)  if the Conversion Price shall have been adjusted upon the issuance of any such Option or Convertible Security, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Equity upon any exercise, conversion, or exchange thereof; provided, however, that none of the events set forth in Section 7(c)(2)(A) through 7(c)(2)(D), inclusive, shall result in any increase in the Purchase Price.

(3)  INTEGRATED TRANSACTION. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

(4)  TREASURY SHARES. The number of shares of Common Equity outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Equity.

(5)  RECORD DATE. If the Company takes a record of the holders of Common Equity for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Equity, Options or in Convertible Securities or (B) to subscribe for or purchase Common Equity, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Equity deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(A)  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Equity into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of the Note shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Note shall be proportionately decreased.

(B)  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a way that the holders of Common Equity are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Equity is referred to herein as a “Corporate Change.” Prior to the consummation of any Corporate Change, the Company shall make appropriate provision (in form and substance satisfactory to the Noteholder) to insure that the Noteholder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Conversion Shares acquirable and receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Conversion Shares acquirable and receivable upon exercise of such holder’s Note had such Corporate Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Noteholder) with respect to such holder’s rights and interests to insure that the provisions of this Agreement shall thereafter be applicable to the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, any adjustment of the Conversion Price based on Section 7 hereof). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Noteholder), the obligation to deliver to the Noteholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(C)  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board shall make an appropriate adjustment in the Conversion Price and the number of shares of Common Stock obtainable upon conversion of this Note so as to protect the rights of the Noteholder; provided that no such adjustment shall increase the Conversion Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 7.

(D)  If the Company declares or pays a dividend upon the Common Equity payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company shall pay to the Noteholder at the time of payment thereof the Liquidating Dividend which would have been paid to such Noteholder on the Common Stock had the Notes been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Equity entitled to such dividends are to be determined.

8.  Amendments and Waivers

A.  The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder of this Note.

B.  No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.  To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

D.  After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the Holders of this Note a copy thereof.

9.  Miscellaneous.

A.  Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

B.  Governing Law. This Note shall be governed by and construed exclusively in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable and documented counsel fees and disbursements in an amount judicially determined.

C.  Notices. All notices and other communications from the Company to the Holder of this Note shall be mailed by first class, registered or certified mail, postage prepaid, and/or a nationally recognized overnight courier service to the address furnished to the Company in writing by the Holder.

D.  Notice of Certain Transactions. In case at any time:

(i)  The Company shall declare any dividend upon, or other distribution in respect of, its Common Stock; or

(ii)  The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

(iii)  There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification); or

(iv)  There shall be a voluntary or involuntary dissolution; liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Payee at the earliest practicable time (and, in any event not less than twenty (20) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

Nothing herein shall be construed as the consent of the holder of this Note to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

E.  Reservation of Shares. The Company covenants and agrees that it will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unmissed shares, a sufficient number of shares of its Common Stock to provide for the exercise in full of the conversion rights contained in this Note.

F.  Validity of Stock. All shares of Common Stock which may be issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and fully paid and non-assessable.

G.  Cash Payments. No fractional shares (or scrip representing fractional shares) of Common Stock shall be issued upon conversion of this Note. In the event that the conversion of this Note would result in the issuance of a fractional share of Common Stock, the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note based upon the Conversion Price.

H.  Stamp Taxes, etc. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock, upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the Company’s satisfaction that such tax has been paid.

I.  Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

J.  Registration Rights Agreement. The holder of this Note is entitled to have the Conversion Shares registered for resale under the Act, pursuant to and in accordance with the Registration Rights Agreement.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

WHERIFY WIRELESS, INC.

By:________________________________
Name:
Title:

Optional Conversion Election Form

____________, 200_

Wherify Wireless, INC.
200 Bridge Parkway
Suite 201
Redwood Shores, California 94065

Re: Optional Conversion of Promissory Note

Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain 10% Senior Convertible Promissory Note of Wherify Wireless, INC. (the “Company”), in the principal amount of $     (the “Note”), held by me, I hereby elect to exercise my right of Optional Conversion (as such term in defined in the Note), effective as of the date of this writing.

Please provide me with all applicable instructions for the Optional Conversion of the Note, and issue certificate(s) for the applicable shares of the Company’s Common Stock issuable upon the Optional Conversion, in the name of the person provided below.

Very truly yours,

___________________________
Name:

Please issue certificate(s) for Common Stock as follows:

Name

Address

______________________________________________
Social Security No. of Shareholder